Exhibit 10.e
                                                                   Pages 131-135

                    SAMPLE OF FIRST BANCORP SENIOR MANAGEMENT
                      SPLIT-DOLLAR LIFE INSURANCE AGREEMENT


STATE OF NORTH CAROLINA

COUNTY OF MONTGOMERY


                      SPLIT DOLLAR LIFE INSURANCE AGREEMENT


    This Agreement is entered into this ____ day of _____________, 20___, by and between FIRST BANCORP, (hereinafter called the "Employer"), and ____________, (hereinafter called the "Employee").

     WHEREAS, the Employee is a valued Employee of the Employer and the Employer wishes to retain him/her in its employ; and

    WHEREAS, the Employer, as an inducement to such continued employment, wishes to assist the Employee with his personal life insurance program;

    NOW, THEREFORE, the Employer and the Employee agree as follows:

    1.  Description of the Policy - Policy Ownership.
        ---------------------------------------------

        The Employee has purchased, or will purchase, a certain policy of life insurance on the Employee's life, being Policy No. ________________ issued by ________________ Life Insurance Company (hereinafter called the "Insurer") in the face amount of $100,000 (said policy being hereinafter called the "Policy"). The Employee shall be the sole owner of all rights and incidents of ownership in the Policy and may exercise all ownership rights granted to the owner by the terms of the Policy, except as otherwise may be provided herein and in the Collateral Assignment attached hereto and marked Exhibit A.

    2.  Premium Payments.
        ----------------

        After the execution of this Agreement, and during the term of this Agreement, the Employer shall pay each premium on the Policy as it becomes due.

    3.  Policy Loans.
        ------------

        The Employee shall have the sole right to obtain loans secured by the Policy. While this Agreement remains in effect, the Employee agrees that the total of any such loans shall not exceed the amount, if any, by which the cash value of the Policy exceeds the total unreimbursed payments made by the Employer toward premiums under the Policy.
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    4.  Collateral Assignment.
        ---------------------

        To secure the repayment to the Employer of the premium payments made pursuant to Section 2, the Employee shall execute a Collateral Assignment of the Policy and transfer possession of the Policy to the Employer. A copy of said Collateral Assignment is attached hereto, marked Exhibit A and incorporated herein by reference.

    5.  Payment of Policy Proceeds Upon Death of Employee.
        -------------------------------------------------

        In the event of the Employee's death, the Employer shall have an interest in the Policy proceeds equal to the total amount of premiums paid pursuant to Section 2 of this Agreement. The balance, if any, of the proceeds of the Policy, shall be paid to the beneficiary designated in the Policy by the Employee.

    6.  Procedures at Employee's Death.
        ------------------------------

        Upon the death of the Employee while the Policy and this Agreement are in force, the Employer shall promptly take all necessary steps, including rendering of such assistance as may reasonably be required by the Employee's beneficiary, to obtain payment from the Insurer of the amounts payable under the Policy to the respective parties, as provided under Section 5 above.

    7.  Termination of Employment.
        -------------------------

        If the Employee terminates employment with the Employer, the Employer will cease paying the premiums on the Policy. However, the Employee will have the option of making the premium payments that become due subsequent to the date of his/her termination of employment. If the Employee pays the premiums as they become due, then this Agreement will continue in full force and effect.

    8.  Termination of Agreement.
        ------------------------

        This Agreement shall terminate upon the occurrence of any of the following events:

                  (a)      the total cessation of the business of the Employer.

                  (b) bankruptcy, receivership, or dissolution of the Employer.


                  (c) payment in full by the Employee to the Employer of the total cumulative premiums paid by the Employer to the Insurer pursuant to Section 2, reduced by any amounts previously paid to the Employer by the Employee.

                  (d) the Employee's failure to pay the premiums that become due after termination of employment in accordance with Section 7.

                  (e) performance of the Agreement's terms following the death of the Employee in accordance with Section 5.

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    9.  Disposition of Policy upon Termination of Agreement.
        ---------------------------------------------------

        Upon the termination of this Agreement for any reason other than Section 8(c) or Section 8(e) above, the Employee shall have the option for 90 days of obtaining the release of the Collateral Assignment of the Policy to the Employer. To obtain such release, the Employee shall repay to the Employer the total amount of unreimbursed premium payments made by the Employer pursuant to
Section 2. Upon receipt of such amount, the Employer shall release the Collateral Assignment of the Policy.

        If the Employee does not repay such amount to the Employer within the time period provided above, the Employer may enforce its rights under the Collateral Assignment but the Employee shall not be liable for any deficiency realized by the Employer upon the exercise of the Employer's rights under the Collateral Assignment.

    10. Discharge of Insurer.
        --------------------

        The Insurer shall be fully discharged from its obligations under the Policy by payment of the Policy death benefits to the beneficiary or beneficiaries named in the Policy subject to the terms and conditions of the Policy and the Collateral Assignment. In no event shall the Insurer be considered a party to this Agreement, or to any modification or amendment hereof. No provision of this Agreement, nor any modification or amendment hereof, shall in any way be construed as enlarging, changing, varying or in any other way affecting the obligations of the Insurer as expressly provided in the Policy, except insofar as the provisions hereof are made a part of the Policy by the Collateral Assignment.

    11. Miscellaneous Provisions.
        ------------------------

                  (a) This Agreement may not be amended, altered or modified except by a written instrument signed by the parties hereto or their respective successors or assigns and may not be otherwise terminated except as provided herein.

                  (b) The interpretation and effect of this Agreement shall be governed by the laws of the State of North Carolina.

                  (c) This Agreement shall be binding upon and shall inure to the benefit of the Employer, Employee and their respective successors and assigns.

    IN WITNESS WHEREOF, the parties have executed multiple originals of this Agreement as of the day and year first above written.


                                                    EMPLOYER:

[CORPORATE SEAL]                                    FIRST BANCORP

Attest:                                             By:  _______________________
                                                         President

------------------------
Secretary



                                                    EMPLOYEE:


                                                    ----------------------------


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                                                                       EXHIBIT A


                       SPLIT DOLLAR COLLATERAL ASSIGNMENT


A. For Value Received, __________________ (the "Assignor") hereby assigns, transfers and sets over to First Bancorp, a North Carolina corporation (the "Assignee"), as the interest of such Assignee may appear, Policy No. _________________ issued by ________________ Life Insurance Company (the "Insurer") and any supplementary contracts issued in connection therewith (said policy and contracts being herein called the "Policy") upon the life of ________________ (the "Insured"), subject to all the terms and conditions of the Policy and to all superior liens, if any, which the Insurer may have against the Policy. The Assignor by execution of this Agreement agrees and the Assignee by the execution and acceptance of this Assignment agrees to the conditions and provisions herein set forth.

B. It is expressly agreed that the only specific right which passes by virtue of this Assignment to Assignee is the right of Assignee to collect from the Insurer Assignee's Interest (as hereinafter defined) from the cash surrender value or other proceeds or payments under the Policy upon the death of the Insured or upon the earlier termination of that certain Split Dollar Life Insurance Agreement dated _______________ by and between Assignor and Assignee (the "Split Dollar Agreement").

C. It is expressly agreed that all rights not specifically set forth in paragraph B of this Assignment are reserved and excluded from this Assignment and do not pass by virtue hereof.

D. This Assignment is made and the Policy is to be held as collateral security for the repayment of certain amounts heretofore or hereafter advanced by the Assignee pursuant to the Split Dollar Agreement.

E. The Assignee covenants and agrees with the Assignor as follows:

                  1. That the Assignee will upon request forward without unreasonable delay to the Insurer a signed statement of the total of Assignee's Interest in the Policy under the Split Dollar Agreement. The Assignee's Interest in the Policy under the Split Dollar Agreement as of any determination date shall be an amount equal to the total cumulative premiums paid by the Assignee to the Insurer through such determination date pursuant to the provisions of
                           Section 2 of the Split Dollar Agreement reduced by the premiums reimbursed to Assignee by the Assignor prior to such determination date.

                  2. That the Assignee will upon request forward without unreasonable delay to the Insurer the Policy for necessary endorsements including, but not limited to, endorsement or a designation or change of beneficiary or election of an optional mode of settlement.

                  3. That the Assignee will forward without unreasonable delay to the Insurer a formal Statement of Release of this Assignment if the Split Dollar Agreement is terminated for any reason and the obligation which this Assignment secures is satisfied in accordance with the terms of the Split Dollar Agreement.

F. The Insurer is hereby authorized to recognize the Assignee's claims to rights hereunder without investigating the reason for any action taken by the Assignee, or the validity or the amount due to the Assignee under the Split Dollar Agreement,

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                  or the application to be made by the Assignee of any amounts to be paid to the Assignee. The sole signature of an officer of Assignee shall be sufficient for the exercise of those rights in the Policy which have been assigned hereby, and checks for all amounts claimed by the Assignee by reason of this Assignment shall be drawn to the exclusive order of the Assignee. The Insurer may accept and rely upon the signed statement of the Assignee as conclusive evidence of the extent of the Assignee's collateral interest, and the receipt by the Assignee of the sums claimed hereunder and paid by the Insurer shall be a complete release and discharge to the Insurer to the extent of such payment.

G. The Assignee may take or release other security, may grant extensions, renewals or indulgences with respect to the amounts due it under the Split Dollar Agreement, or may apply to such amounts due it in such order as the Assignee shall determine, the proceeds of the Policy hereby assigned or any amount received on account of the Policy by the exercise of any right permitted under this Assignment without resorting to other security.

H. The Assignor declares that no proceedings in bankruptcy are pending against him/her and that his/her property is not subject to any assignment for the benefit of creditors.


    IN WITNESS WHEREOF, the parties hereto have executed this Assignment this ____ day of _____________, 20___.



                                                    ASSIGNEE:

                                                    FIRST BANCORP

Attest:                                             By:  _______________________
                                                    President

------------------------
Secretary

                                                    ASSIGNOR:


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